UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 _______________


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported):  August 4, 2005

                              ____________________

                         Commission File Number 0-22935

                             PEGASUS SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)


                   DELAWARE                               75-2605174
       (State or other jurisdiction of                    (I.R.S. Employer
      incorporation or organization)                    Identification No.)

    CAMPBELL CENTRE I, 8350 NORTH CENTRAL EXPRESSWAY, SUITE 1900, DALLAS, TEXAS
                                      75206
                      (Address of principal executive office)
                                   (Zip Code)

       Registrant's telephone number, including area code: (214) 234-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       __Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       __Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       __Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       __Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  2.02     Results  of  Operations  and  Financial  Condition

On August 4, 2005, Pegasus Solutions, Inc. issued a press release announcing its unaudited financial results for the second quarter ended June 30, 2005 as well as other business matters. Attached to this current report on Form 8-K is a copy of the related press release dated August 4, 2005.

The information included herein and in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, nor shall it be incorporated by reference in any filing under the Securities Act of 1933.

Item  9.01     Financial  Statements  and  Exhibits.

     (c)     Exhibits

Exhibit  Number                    Description
---------------                    -----------
     99.1               Press  release  issued  August  4,  2005

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                                         PEGASUS SOLUTIONS, INC.


August  4,  2005                                         /s/  SUSAN  K.  CONNER
                                                      -------------------------
                                                      Chief  Financial  Officer

                                  EXHIBIT INDEX

          Exhibit  Number                         Description
          ---------------                         -----------
                   99.1               Press  release  issued  August  4,  2005

              Exhibit 99.1     Press release issued August 4, 2005

                                                   FOR  IMMEDIATE  RELEASE

                                                   Investor  Contact:
                                                   Susan  K.  Cole-Conner
                                                   (214)  234-4140

                                                   Media  Contact:
                                                   Cindy  Foor
                                                   (214)  234-4129

              PEGASUS SOLUTIONS REPORTS SECOND QUARTER 2005 RESULTS

Q2  2005  Results
-----------------
-    Revenues  (GAAP):  $47.3  million
-    Revenues  (adjusted):  $46.7  million
-    Net  loss  per  share  (GAAP):  Basic  ($0.43)  Diluted  ($0.35)
-    Diluted  income  from  continuing  operations  per  share  (GAAP):  $0.13
-    Diluted  income  from  continuing  operations  per  share (adjusted): $0.13

Q3  2005  Estimates
-------------------
-    Revenues:  $45  million  to  $47  million
-    Net  income  per  share  (GAAP):  Diluted  $0.12  to  $0.15
-    Diluted  income from continuing operations per share (GAAP): $0.13 to $0.16
-    Diluted  income  from  continuing operations per share (adjusted): $0.16 to
     $0.19

DALLAS, AUGUST 4, 2005 - Pegasus Solutions, Inc. (Nasdaq: PEGS), a global leader in providing technology and services to hotels and travel distributors, today reported its financial results for the second quarter ended June 30, 2005.

"The second quarter was a very active one for us," said John F. Davis III, president, chief executive officer and chairman of Pegasus Solutions. Davis continued: "We executed on several key initiatives, including a decision to exit the property management systems business. We also launched hotelbook.com , which creates another way for independent hoteliers to compete online with the major hotel brand Web sites. And we expanded our presence in China by opening an office in Beijing, which is a key part of our strategy to expand our business in the Asia-Pacific region. While we have challenges, we are very focused on the current opportunities."

SECOND  QUARTER AND OTHER 2005 HIGHLIGHTS (See tables included with this release
-----------------------------------------
for  reconciliation  of  non-GAAP  measures  to  GAAP  measures.)
- On a GAAP basis, revenues were $47.3 million. Adjusted for higher revenues due to the impact of transitioning to weekly commission processing, revenues were $46.7 million, compared to $48.6 in the second quarter of 2004.

- In the second quarter of 2005, the company announced that it is exiting the property management systems business and recorded an after-tax impairment charge of $10.2 million related to this asset group (further discussion is provided below). As a result, on a GAAP basis, net income (loss) was $(9.0) million, $(0.35) per diluted share, compared to $3.4 million, $0.14 per diluted share, in the same quarter of 2004. Diluted loss per share from discontinued operations was $(0.48) as compared to $(0.04) in 2004.
- Income from continuing operations per diluted share was $0.13, compared to $0.18 in the second quarter of 2004.
- Adjusted income from continuing operations per diluted share was $0.13, compared to $0.16 in the year ago quarter.
- EBITDA was $8.9 million, or 19 percent of revenues, compared to EBITDA of $10.3 million, or 21 percent of revenues, in the year-ago quarter.
- Adjusted EBITDA was $8.5 million, or 18 percent of revenues, compared to adjusted EBITDA of $10.3 million, or 21 percent of revenues, in the same quarter last year.
- Operating cash flows increased to $9.7 million, compared to $7.4 million in the second quarter of 2004.
- Through the cessation of the share repurchase plan effective April 12, 2005, Pegasus repurchased an additional 30,000 shares of common stock at an aggregate cost of $0.4 million during the second quarter. Over the last 18 months, the company has repurchased 5.2 million shares of common stock at an aggregate cost of $61.9 million.
- During the quarter, Pegasus made significant headway on several development projects, including a new release of its NetBooker booking engine and a new rate tracking service, as well as a strategic relationship with Open Hospitality for Web services.

SERVICE  LINE  REVIEW
---------------------
- Representation services revenues were $18.3 million, down 5 percent compared to the prior year. Consistent with last quarter, this is primarily due to the continued impact of reduced pricing and the transition of a significant customer to the company's central reservation service (CRS). Average daily room rates increased 4 percent for the company's Utell by Pegasus service. This was offset by a slight decrease in reservation volume and a decrease in the average commission earned.
- Reservation services revenues were $8.3 million, down 9 percent compared to the same period last year. The loss of a CRS customer was partially offset by the positive impact from a significant representation customer converting to the CRS service. Total net CRS reservations decreased compared to the same quarter last year; however, excluding the reservations attributable to those two customers, CRS transactions increased 6 percent. Reduced pricing on contract renewals also continued to drive the year-over-year decrease in revenue for the company's CRS.

- Revenues for the company's financial services, adjusted for the impact of transitioning to weekly commission processing, were $8.2 million, down 6 percent year-over-year. Financial services revenues were impacted by reduced transactions and pricing, resulting from travel agency consolidations, partially offset by the continued benefit from improved average daily room rates.
- For Pegasus' distribution services, revenues were $7.1 million, down 2 percent from the year-ago quarter. GDS transactions increased 8 percent, and Internet transactions were slightly below last year. Reduced volumes and pricing, which resulted from the company's second quarter 2004 sale of Travelweb LLC to Priceline.com, negatively affected year-over-year comparisons.

In June, the company's board of directors approved and committed to a formal plan to exit the property management systems (PMS) business by selling the company's PMS operations. As a result, PMS operations have been classified as discontinued operations for all periods presented. The company concluded that the carrying amount of such operation's net assets exceeded the estimated fair value, less costs to sell, of these operations. Accordingly, the company recorded an after-tax charge of approximately $10.2 million to write down the PMS assets to their estimated net realizable value. Additionally, the company recorded after-tax exit costs of approximately $0.6 million. The impact of these charges, approximately $(0.44) per share on a diluted basis, are included in discontinued operations.

FINANCIAL  OUTLOOK
------------------
"For the second quarter, we reported adjusted diluted income from continuing operations per share of $0.13." said Susan K. Cole-Conner, executive vice president and chief financial officer. "Considering the $0.03 loss per diluted share attributable to the net run-rate PMS business, adjusted diluted earnings per share is $0.10. With adjusted revenues of $46.7 million and our continued active management of costs, we delivered results at the high-end range of our expected second quarter earnings of $0.08 and $0.11."

Cole-Conner continued: "With the announcement of our discontinued operations, we have adjusted our expectations internally and are providing our third quarter guidance. With ongoing top-line pressure, we expect third quarter revenues to range from $45 million to $47 million. By remaining focused on costs, we expect adjusted diluted income from continuing operations to range from $0.16 to $0.19 per share."

Davis concluded: "Bear Stearns continues to assist us in evaluating strategic alternatives, and we are staying focused on our day-to-day business and delivering value to our customers and shareholders."

CONFERENCE  CALL
----------------
Pegasus will host a conference call today at 5:00 p.m. Eastern Time and will simultaneously broadcast it live over the Internet. To access the webcast, go to www.pegs.com and click "Investor." The online archive of the webcast will be
   ------------
available  two  hours  after  the  call  for  30  days.


ABOUT  PEGASUS  SOLUTIONS,  INC.
--------------------------------
Dallas-based Pegasus Solutions, Inc. (Nasdaq: PEGS) is a global leader in providing technology and services to hotels and travel distributors. Founded in 1989, Pegasus' customers include a majority of the world's travel agencies and more than 60,000 hotel properties around the globe. Pegasus' services include central reservation systems, electronic distribution services, commission processing and payment services, and marketing representation services, including the consumer Web site, hotelbook.com. The company's representation services, including Utell by Pegasus and Unirez by Pegasus , are used by nearly 7,000 member hotels in 140 countries, making Pegasus the hotel industry's largest third-party marketing and reservations provider. Pegasus has 18 offices in 13 countries, including regional hubs in London, Scottsdale and Singapore. For more information, please visit www.pegs.com.
                                        ------------

FORWARD-LOOKING  STATEMENTS
---------------------------
Some statements made in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding future events, financial projections, estimated transaction volumes and expected average daily room rates, as well as management's expectations, beliefs, hopes, intentions or strategies regarding the future. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from current expectations. Factors that could cause or contribute to such difference include, but are not limited to, terrorist acts or war, global health epidemics, variation in demand for and acceptance of the company's products and services, the level of product and price competition from existing and new competitors, delays in developing, marketing and deploying new products and services, any strategic alternative undertaken by the company, the inability of the company to sell the PMS operations, risks associated with a PMS sale transaction and the inability of the company to terminate the PMS services as expected, as well as other risks identified in the company's Securities and Exchange Commission filings, including those appearing under the caption Risk Factors in the company's Annual Report on Form 10-K for the year ended December 31, 2004.

The conference call may include other forward-looking statements related to transaction volume and average daily room rates. Such information can be found in the presentation accompanying the conference call webcast. To access the webcast, go to www.pegs.com and click "Investor."
                  ------------

USE  OF  NON-GAAP  FINANCIAL  MEASURES
--------------------------------------
Pegasus provides financial measures and terms not calculated in accordance with generally accepted accounting principles in the United States (GAAP). We believe that presentation of non-GAAP measures such as adjusted revenues, adjusted income from continuing operations per share, EBITDA and adjusted EBITDA provide investors with an alternative method for assessing our operating results in a manner that enables investors to more thoroughly evaluate our current performance as compared to past performance. We also believe these non-GAAP measures provide investors with a better baseline for assessing the company's future earnings expectations. Our management uses these non-GAAP measures for the same purpose. The non-GAAP measures included in this release are provided to give investors access to the types of measures that we use in analyzing our results.

Adjusted revenues consist of GAAP revenues adjusted for the items included in the accompanying reconciliation. Adjusted income from continuing operations per share consists of GAAP income from continuing operations per share adjusted for the items included in the accompanying reconciliation. We believe these measures enable management and investors to more thoroughly evaluate our current performance as compared to past performance and provide a better baseline for assessing the company's future earnings expectations. However, these measures do not provide a complete picture of our operations. Therefore net income (loss) per share and revenues and income from continuing operations per share on both a non-GAAP basis and GAAP basis may need to be considered to get a comprehensive view of our results.

EBITDA consists of GAAP net income (loss) adjusted for the items included in the accompanying reconciliation. We believe that EBITDA provides useful information to investors about the company's performance because it eliminates the effects of period to period changes in taxes, discontinued operations, cost associated with capital investments and interest income (expense). Adjusted EBITDA consists of EBITDA adjusted for the items included in the accompanying reconciliation. EBITDA and adjusted EBITDA do not give effect to the cash the company must use to service its debt or pay its income taxes and thus do not reflect the funds generated from operations or actually available for capital expenditures.

Pegasus' calculation of adjusted revenues, adjusted income from continuing operations per share, EBITDA and adjusted EBITDA is not necessarily comparable to similarly titled measures reported by other companies. These non-GAAP measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Schedules that reconcile adjusted revenues and adjusted income from continuing operations per share to their most directly comparable GAAP measure and EBITDA and adjusted EBITDA to GAAP net income (loss) are included with this release and the presentation accompanying the company's conference call webcast.

                                      # # #



                                PEGASUS SOLUTIONS, INC.
                    CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                        (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                      (UNAUDITED)


                                               Three Months Ended     Six Months Ended
                                                     June 30,             June 30,
                                               -------------------  -------------------

                                                 2005       2004      2005       2004
                                               ---------  --------  ---------  --------
Revenues:
  Service revenues                             $ 42,515   $44,498   $ 79,605   $84,949
  Customer reimbursements                         4,806     4,141      8,714     7,620
                                               ---------  --------  ---------  --------
  Total revenues                                 47,321    48,639     88,319    92,569
                                               ---------  --------  ---------  --------

Costs of services (exclusive of depreciation
  and amortization shown separately below):
  Cost of services                               21,133    22,098     42,108    44,807
  Customer reimbursements                         4,806     4,141      8,714     7,620
                                               ---------  --------  ---------  --------
  Total costs of services                        25,939    26,239     50,822    52,427
                                               ---------  --------  ---------  --------

Research and development                            876     1,041      1,583     2,363
General and administrative expenses               5,933     6,045     11,946    12,426
Marketing and promotion expenses                  5,638     4,981     10,949     9,694
Depreciation and amortization                     4,659     4,591      8,935     9,291
                                               ---------  --------  ---------  --------
Operating income                                  4,276     5,742      4,084     6,368

Other income (expense):
  Gain on sale                                        -     1,961          -     1,961
  Interest expense, net                            (382)     (524)      (727)   (1,025)
  Other                                             (35)      (86)       139      (293)
                                               ---------  --------  ---------  --------
Income from continuing operations
  before income taxes                             3,859     7,093      3,496     7,011

Income tax expense                               (1,168)   (2,687)    (1,286)   (2,690)
                                               ---------  --------  ---------  --------

Income from continuing operations                 2,691     4,406      2,210     4,321

Discontinued operations, net of tax             (11,697)   (1,003)   (12,857)   (1,897)
                                               ---------  --------  ---------  --------

Net income (loss)                              $ (9,006)  $ 3,403   $(10,647)  $ 2,424
                                               =========  ========  =========  ========

Basic income (loss) per share:
  Continuing operations                        $   0.13   $  0.19   $   0.11   $  0.18
  Discontinued operations                         (0.56)    (0.04)     (0.62)    (0.08)
                                               ---------  --------  ---------  --------
  Net income (loss)                            $  (0.43)  $  0.15   $  (0.51)  $  0.10
                                               =========  ========  =========  ========

Diluted income (loss) per share:
  Continuing operations                        $   0.13   $  0.18   $   0.11   $  0.18
  Discontinued operations                         (0.48)    (0.04)     (0.62)    (0.08)
                                               ---------  --------  ---------  --------
  Net income (loss)                            $  (0.35)  $  0.14   $  (0.51)  $  0.10
                                               =========  ========  =========  ========

Weighted average shares outstanding:
  Basic                                          20,707    23,230     20,734    23,974
                                               =========  ========  =========  ========
  Diluted (See Note 1)                           24,639    27,253     20,989    24,277
                                               =========  ========  =========  ========


Note
(1) The company's second quarter 2005 and 2004 diluted per share data includes approximately 3.7 million additional shares, applicable to its contingently convertible debt, in the weighted average share base used in the diluted per share computations. See attached reconciliation of per share computations.

     Subject to certain conditions, the company convertible debt is convertible Into common stock at a conversion price of approximately $20.13 per share.


                                       PEGASUS SOLUTIONS, INC.
                               RECONCILIATION OF PER SHARE COMPUTATIONS
                               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                             (UNAUDITED)


                                                             Three Months Ended    Six Months Ended
                                                                   June 30,             June 30,
                                                             -------------------  -------------------

                                                               2005       2004      2005       2004
                                                             ---------  --------  ---------  --------
Income from continuing operations                       (a)  $  2,691   $ 4,406   $  2,210   $ 4,321

Discontinued operations, net of tax                     (b)   (11,697)   (1,003)   (12,857)   (1,897)
                                                             ---------  --------  ---------  --------

Net income (loss)                                       (c)  $ (9,006)  $ 3,403   $(10,647)  $ 2,424
                                                             =========  ========  =========  ========


Income from continuing operations                       (a)  $  2,691   $ 4,406   $  2,210   $ 4,321
  Adjustment for interest on convertible debt,
   net of tax                                                     414       460         -          -
                                                              -------  ---------  --------  ---------
Income from continuing operations, as adjusted          (d)  $  3,105   $ 4,866   $  2,210   $ 4,321
                                                             =========  ========  =========  ========

Net income (loss)                                       (c)  $ (9,006)  $ 3,403   $(10,647)  $ 2,424
  Adjustment for interest on convertible debt,
   net of tax                                                     414       460         -          -
                                                              -------  ---------  --------  ---------
Net Income (loss), as adjusted                          (e)  $ (8,592)  $ 3,863   $(10,647)  $ 2,424
                                                             =========  ========  =========  ========

Basic income (loss) per share:
  Continuing operations                             (a)/(f)  $   0.13   $  0.19   $   0.11   $  0.18
  Discontinued operations                           (b)/(f)     (0.56)    (0.04)     (0.62)    (0.08)
                                                             ---------  --------  ---------  --------
  Net income (loss)                                 (c)/(f)  $  (0.43)  $  0.15   $  (0.51)  $  0.10
                                                             =========  ========  =========  ========

Diluted income (loss) per share:
  Continuing operations                             (d)/(g)  $   0.13   $  0.18   $   0.11   $  0.18
  Discontinued operations                           (b)/(g)     (0.48)    (0.04)     (0.62)    (0.08)
                                                             ---------  --------  ---------  --------
  Net income (loss)                                 (e)/(g)  $  (0.35)  $  0.14   $  (0.51)  $  0.10
                                                             =========  ========  =========  ========


  Basic weighted average shares outstanding             (f)    20,707    23,230     20,734    23,974
  Dilutive effect of stock options                                206       297       255        303
  Dilutive effect of convertible debt (See Note 1)              3,726     3,726         -          -
                                                              -------  ---------  --------  ---------
  Diluted weighted average shares outstanding           (g)    24,639    27,253     20,989    24,277
                                                             ---------  --------  ---------  --------



Note
(1) Subject to certain conditions, the company convertible debt is convertible into common stock at a conversion price of approximately $20.13 per share.


                                     PEGASUS SOLUTIONS, INC.
            RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
                            (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                           (UNAUDITED)


                                                              Three Months Ended
                                                                June 30, 2005
                                               -----------------------------------------


                                               As Reported    Adjustments      Adjusted
                                              -------------  -------------    ----------
Revenues:
  Service revenues                            $     42,515   $       (600) (1)  $41,915
  Customer reimbursements                            4,806              -         4,806
                                              -------------  -------------    ----------
  Total revenues                                    47,321           (600)       46,721
                                              -------------  -------------    ----------

Costs of services (exclusive of depreciation
  and amortization shown separately below):
  Cost of services                                  21,133           (150) (1)   20,983
  Customer reimbursements                            4,806              -         4,806
                                              -------------  -------------    ----------
  Total costs of services                           25,939           (150)       25,789
                                              -------------  -------------    ----------

Research and development                               876              -           876
General and administrative expenses                  5,933              -         5,933
Marketing and promotion expenses                     5,638              -         5,638
Depreciation and amortization                        4,659           (789) (2)    3,870
                                              -------------  -------------      --------
Operating income                                     4,276            339         4,615

Other income (expense):
  Interest expense, net                               (382)             -          (382)
  Other                                                (35)             -           (35)
                                              -------------  -------------    ----------
Income from continuing operations
  before income taxes                                3,859            339         4,198

Income tax expense                                  (1,168)          (343) (3)   (1,511)
                                              -------------  -------------      --------

Income from continuing operations                    2,691   $         (4)    $   2,687
                                                             =============    ==========

Discontinued operations, net of tax                (11,697)
                                              -------------

Net loss                                      $     (9,006)
                                              =============

Diluted income (loss) per share:
  Continuing operations                       $       0.13                    $    0.13
                                                                           =============
  Discontinued operations                            (0.48)
                                              -------------
  Net loss                                    $      (0.35)
                                              =============

Diluted weighted average shares outstanding         24,639         (3,726) (4)   20,913
                                              =============  =============      ========



Notes:
(1) To adjust for the impact of converting from monthly to weekly commission processing.
(2) To adjust for amortization of software and identifiable intangible assets obtained through acquisitions.
(3)  To  adjust  income  tax  expense  for  assumed  36%  tax  rate.
(4) To exclude the dilutive effect of convertible debt - convertible at $20.13 per share.


                                    PEGASUS SOLUTIONS, INC.
            RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
                            (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                          (UNAUDITED)


                                                         Three Months Ended
                                                            June 30, 2004
                                              ----------------------------------------
                                              As Reported    Adjustments    Adjusted
                                              -------------  -------------  ----------
Revenues:
  Service revenues                            $     44,498   $          -   $  44,498
  Customer reimbursements                            4,141              -       4,141
                                              -------------  -------------  ----------
  Total revenues                                    48,639              -      48,639
                                              -------------  -------------  ----------

Costs of services (exclusive of depreciation
  and amortization shown separately below):
  Cost of services                                  22,098              -      22,098
  Customer reimbursements                            4,141              -       4,141
                                              -------------  -------------  ----------
  Total costs of services                           26,239              -      26,239
                                              -------------  -------------  ----------

Research and development                             1,041              -       1,041
General and administrative expenses                  6,045              -       6,045
Marketing and promotion expenses                     4,981              -       4,981
Depreciation and amortization                        4,591           (767) (1)  3,824
                                              -------------  -------------     -------
Operating income                                     5,742            767       6,509

Other income (expense):
  Gain on sale                                       1,961         (1,961) (2)      -
  Interest expense, net                               (524)             -        (524)
  Other                                                (86)             -         (86)
                                              -------------  -------------  ----------
Income from continuing operations
  before income taxes                                7,093         (1,194)      5,899

Income tax expense                                  (2,687)           445 (3)  (2,242)
                                              -------------  -------------     -------

Income from continuing operations                    4,406   $       (749)  $   3,657
                                                             =============  ==========

Discontinued operations, net of tax                 (1,003)
                                              -------------

Net income                                    $      3,403
                                              =============

Diluted income (loss) per share:
  Continuing operations                       $       0.18                  $    0.16
                                                                         =============
  Discontinued operations                            (0.04)
                                              -------------
  Net income                                  $       0.14
                                              =============

Diluted weighted average shares outstanding         27,253         (3,726) (4) 23,527
                                              =============  =============     =======



Notes:
(1) To adjust for amortization of software and identifiable intangible assets obtained through acquisitions.
(2)  To  adjust  for  non-recurring  gain  on  sale  of  Travelweb  LLC.
(3)  To  adjust  income  tax  expense  for  assumed  38%  tax  rate.
(4) To exclude the dilutive effect of convertible debt - convertible at $20.13 per share.


                                     PEGASUS SOLUTIONS, INC.
            RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
                            (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                           (UNAUDITED)


                                                            Six Months Ended
                                                             June 30, 2005
                                              ----------------------------------------
                                               As Reported    Adjustments     Adjusted
                                              -------------  -------------   ----------
Revenues:
  Service revenues                            $     79,605   $      1,500 (1)  $81,105
  Customer reimbursements                            8,714              -        8,714
                                              -------------  -------------   ----------
  Total revenues                                    88,319          1,500       89,819
                                              -------------  -------------   ----------

Costs of services (exclusive of depreciation
  and amortization shown separately below):
  Cost of services                                  42,108            150 (1)   42,258
  Customer reimbursements                            8,714              -        8,714
                                              -------------  -------------   ----------
  Total costs of services                           50,822            150       50,972
                                              -------------  -------------   ----------

Research and development                             1,583              -        1,583
General and administrative expenses                 11,946              -       11,946
Marketing and promotion expenses                    10,949              -       10,949
Depreciation and amortization                        8,935         (1,556) (2)   7,379
                                              -------------  -------------     --------
Operating income                                     4,084          2,906        6,990

Other income (expense):
  Interest expense, net                               (727)             -         (727)
  Other                                                139              -          139
                                              -------------  -------------   ----------
Income from continuing operations
  before income taxes                                3,496          2,906        6,402

Income tax expense                                  (1,286)        (1,018) (3)  (2,304)
                                              -------------  -------------     --------

Income from continuing operations                    2,210   $      1,888    $   4,098
                                                             =============   ==========

Discontinued operations, net of tax                (12,857)
                                              -------------

Net loss                                      $    (10,647)
                                              =============

Diluted income (loss) per share:
  Continuing operations                       $       0.11                   $    0.20
                                                                          =============
  Discontinued operations                            (0.62)
                                              -------------
  Net loss                                    $      (0.51)
                                              =============

Diluted weighted average shares outstanding         20,989              -       20,989
                                              =============  =============   ==========



Notes:
(1) To adjust for the impact of converting from monthly to weekly commission processing.
(2) To adjust for amortization of software and identifiable intangible assets obtained through acquisitions.
(3)  To  adjust  income  tax  expense  for  assumed  36%  tax  rate.


                                    PEGASUS SOLUTIONS, INC.
            RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
                            (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                          (UNAUDITED)


                                                           Six Months Ended
                                                            June 30, 2004
                                              ----------------------------------------
                                              As Reported    Adjustments    Adjusted
                                              -------------  -------------  ----------
Revenues:
  Service revenues                            $     84,949   $          -   $  84,949
  Customer reimbursements                            7,620              -       7,620
                                              -------------  -------------  ----------
  Total revenues                                    92,569              -      92,569
                                              -------------  -------------  ----------

Costs of services (exclusive of depreciation
  and amortization shown separately below):
  Cost of services                                  44,807         (1,915) (1) 42,892
  Customer reimbursements                            7,620              -       7,620
                                              -------------  -------------  ----------
  Total costs of services                           52,427         (1,915)     50,512
                                              -------------  -------------  ----------

Research and development                             2,363              -       2,363
General and administrative expenses                 12,426           (465) (1) 11,961
Marketing and promotion expenses                     9,694              -       9,694
Depreciation and amortization                        9,291         (1,534) (2)  7,757
                                              -------------  -------------     -------
Operating income                                     6,368          3,914      10,282

Other income (expense):
  Gain on sale                                       1,961         (1,961) (3)      -
  Interest expense, net                             (1,025)             -      (1,025)
  Other                                               (293)             -        (293)
                                              -------------  -------------  ----------
Income from continuing operations
  before income taxes                                7,011          1,953       8,964

Income tax expense                                  (2,690)          (717) (4) (3,407)
                                              -------------  -------------     -------

Income from continuing operations                    4,321   $      1,236   $   5,557
                                                             =============  ==========

Discontinued operations, net of tax                 (1,897)
                                              -------------

Net income                                    $      2,424
                                              =============

Diluted income (loss) per share:
  Continuing operations                       $       0.18                  $    0.23
                                                                         =============
  Discontinued operations                            (0.08)
                                              -------------
  Net income                                  $       0.10
                                              =============

Diluted weighted average shares outstanding         24,277              -      24,277
                                              =============  =============  ==========

Notes:
(1) To adjust for severance and other non-recurring costs related to the company's information technology organization.
(2) To adjust for amortization of software and identifiable intangible assets obtained through acquisitions.
(3)  To  adjust  for  gain  on  sale  of  Travelweb  LLC.
(4)  To  adjust  income  tax  expense  for  assumed  38%  tax  rate.


                             PEGASUS SOLUTIONS, INC.
     RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
                                  (IN THOUSANDS)
                                   (UNAUDITED)


                                                      Three Months Ended June 30,
                                                      ---------------------------

                                                            2005           2004
                                                          --------       --------
Total revenues                                            $47,321        $48,639
Adjustment:
  Impact of converting from monthly to weekly commission
    processing                                               (600)             -
                                                          --------       --------

Adjusted revenues                                         $46,721        $48,639
                                                          ========       ========


Net income (loss)                                         $(9,006)       $ 3,403
Reconciling items:
  Discontinued operations, net of tax                      11,697          1,003
  Income tax expense                                        1,168          2,687
  Gain on sale                                                  -         (1,961)
  Interest expense, net                                       382            524
  Other income                                                 35             86
  Depreciation and amortization                             4,659          4,591
                                                          --------       --------

EBITDA                                                    $ 8,935        $10,333
                                                          ========       ========

EBITDA margin                                                  19%            21%
                                                          ========       ========

Adjustments:
  Net impact of converting from monthly to weekly
    Commission processing                                    (450)             -
                                                          --------       --------

Adjusted EBITDA                                           $ 8,485        $10,333
                                                          ========       ========

Adjusted EBITDA margin                                         18%            21%
                                                          ========       ========


                              PEGASUS SOLUTIONS, INC.
     RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
                                  (IN THOUSANDS)
                                    (UNAUDITED)


                                                         Six Months Ended June 30,
                                                         -------------------------

                                                            2005            2004
                                                          ---------       --------
Total revenues                                            $ 88,319        $92,569
Adjustment:
  Impact of converting from monthly to weekly
    Commission processing                                    1,500              -
                                                          ---------       --------

Adjusted revenues                                         $ 89,819        $92,569
                                                          =========       ========


Net income (loss)                                         $(10,647)       $ 2,424
Reconciling items:
  Discontinued operations, net of tax                       12,857          1,897
  Income tax expense                                         1,286          2,690
  Gain on sale                                                   -         (1,961)
  Interest expense, net                                        727          1,025
  Other income (expense)                                      (139)           293
  Depreciation and amortization                              8,935          9,291
                                                          ---------       --------

EBITDA                                                    $ 13,019        $15,659
                                                          =========       ========

EBITDA margin                                                   15%            17%
                                                          =========       ========

Adjustments:
  Net impact of converting from monthly to weekly
    commission processing                                    1,350              -
  Severance and other costs related to changes in the
    company's information technology organization                -          2,380
                                                          ---------       --------

Adjusted EBITDA                                           $ 14,369        $18,039
                                                          =========       ========

Adjusted EBITDA margin                                          16%            19%
                                                          =========       ========


                                   PEGASUS SOLUTIONS, INC.
          RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
                             (IN 000'S, EXCEPT PER SHARE AMOUNTS)
                                         (UNAUDITED)


                                                          Estimated Results
                                               Three Months Ending September 30, 2005
                                               --------------------------------------

                                                  GAAP     Adjustments    Adjusted
                                                --------  -------------  ----------
 LOW END OF RANGE:
 Revenues                                       $45,000   $          -   $  45,000
                                                ========  =============  ==========

 Income before income taxes                       4,450            789  (1)   5,239
 Income tax expense                              (1,602)          (284) (2)  (1,886)
                                                --------  -------------      -------

  Income from continuing operations               2,848            505        3,353
                                                                          ==========

 Discontinued operations, net of tax               (250)
                                                --------

 Net income                                     $ 2,598
                                                ========

 Diluted income per share:
  Continuing operations                         $  0.13 (4)               $    0.16
                                                                          ==========
  Discontinued operations                         (0.01)
                                                --------
  Net income                                    $  0.12 (4)
                                                ========


  Diluted weighted average shares outstanding:   24,826         (3,726) (3)  21,100
                                                ========  =============      =======


 HIGH END OF RANGE:
 Revenues                                       $47,000   $          -    $  47,000
                                                ========  =============   ==========

 Income before income taxes                       5,450            789  (1)   6,239
 Income tax expense                              (1,962)          (284) (2)  (2,246)
                                                --------  -------------      -------

  Income from continuing operations               3,488            505        3,993

 Discontinued operations, net of tax               (250)
                                                --------

 Net income                                     $ 3,238
                                                ========

 Diluted income per share:
  Continuing operations                         $  0.16 (4)               $    0.19
                                                                          ==========
  Discontinued operations                         (0.01)
                                                --------
  Net income                                    $  0.15 (4)
                                                ========


  Diluted weighted average shares outstanding:   24,826         (3,726) (3)  21,100
                                                ========  =============      =======


NOTES  (IN  000'S):
(1) Represents $789 for the amortization of software and identifiable intangible assets obtained through acquisitions.
(2)  Assumes  a  36%  tax  rate  on  both  a  GAAP  and  an  adjusted  basis.
(3) To exclude the dilutive effect of convertible debt - convertible at $20.13 per share.
(4) Includes the impact of adding back interest expense of $475 applicable to contingently convertible debt.


                             PEGASUS SOLUTIONS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                                 JUNE 30, DECEMBER 31,

                                                  2005       2004
                                                ---------  ---------
ASSETS

Cash and cash equivalents                       $ 21,683   $ 17,599
Auction rate securities                            5,000      5,650
Short-term investments                                 -      6,001
Accounts receivable, net                          27,149     28,551
Other current assets                               8,086      9,061
                                                ---------  ---------
  Total current assets                            61,918     66,862

Goodwill                                         163,585    163,585
Intangible assets, net                             4,978      5,827
Property and equipment, net                       62,954     80,326
Other noncurrent assets                           21,679     12,614
                                                ---------  ---------
    Total assets                                $315,114   $329,214
                                                =========  =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued liabilities        $ 29,998   $ 29,531
Unearned revenue                                   6,768      6,763
Other current liabilities                          7,424      5,621
                                                ---------  ---------
  Total current liabilities                       44,190     41,915

Noncurrent uncleared commission checks             4,966      5,576
Other noncurrent liabilities                      19,206     19,407
Convertible debt                                  75,000     75,000

Commitments and contingencies

Stockholders' equity:
  Common stock                                       207        211
  Additional paid-in capital                     237,120    242,112
  Unearned compensation                             (370)      (408)
  Accumulated other comprehensive loss              (954)      (995)
  Accumulated deficit                            (64,251)   (53,604)
                                                ---------  ---------
    Total stockholders' equity                   171,752    187,316
                                                ---------  ---------
    Total liabilities and stockholders' equity  $315,114   $329,214
                                                =========  =========